DESIGNER BRANDS INC.

OWNED BRANDS DROVE STRONG 3Q22 ON TOP OF RECORD 3Q21

+3%
DBI COMP SALES GROWTH
ON TOP OF 41% COMP SALES GROWTH IN 3Q21

+25%
OWNED BRANDS NET SALES GROWTH

+33%
OWNED BRANDS DTC NET SALES GROWTH

+19%
CANADA COMP SALES GROWTH
ON TOP OF 15% COMP SALES GROWTH IN 3Q21

+8%
EXTERNAL CUSTOMER NET SALES FROM WHOLESALE AND COMMISSION INCOME GROWTH

+370 BPS
OF GROSS MARGIN EXPANSION TO 33% VS. 3Q19

GUIDED BY LONG-TERM BRAND BUILDING STRATEGY

NATIONAL BRANDS

CONTINUED **DOUBLE-DIGIT GROWTH** WITH MOST PROMINENT BRANDS

OWNED BRANDS

27% OF DBI NET SALES in 3Q22 VS **22%** IN 3Q21


DSW

Crown Vintage Popups – LA & Nashville
Crown Vintage Celebrity Partnership – Emma Roberts

SEASONAL & ASSORTMENT HIGHLIGHTS

SEPTOBER


5 of TOP 10 selling women's boot brands were Owned Brands; posted 28% growth compared to 3Q21
Crown Vintage was #1 demanded women's boot brand

CLEARANCE


Supported customer base growth
Reacquired ~2M customers

BACK TO SCHOOL


Demand up 4% on top of 2% increase in 3Q21 compared to 2019
Grew Kids 2% on top of 40% growth vs 3Q19 last year

FORWARD-LOOKING STATEMENTS: Any statements in this infographic that are not historical facts are forward-looking statements and are made by Designer Brands Inc. (the "Company") pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve known and unknown risks, uncertainties and other factors that could cause actual results, performance or achievements to materially differ from those expressed or implied by the forward-looking statements because of factors discussed in this infographic and in the risk factors section identified in our annual report on Form 10-K for the fiscal year ended January 29, 2022 and in our other reports and filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise the forward-looking statements included in this infographic to reflect any future events or circumstances, except as may be required by law.